EXHIBIT 99.1

Flushing Financial Corporation to Host Third Quarter 2017 Earnings Call

UNIONDALE, N.Y., Sept. 28, 2017 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the “Company”) (Nasdaq:FFIC), the parent holding company for Flushing Bank (the “Bank”), today announced that it will release its third quarter 2017 earnings after the market closes on Tuesday, October 31, 2017.

John R. Buran, President and Chief Executive Officer of Flushing Financial Corporation, and Susan K. Cullen, Senior Executive Vice President and Chief Financial Officer, will host the conference call on Wednesday, November 1, 2017 at 9:30 AM (ET) to discuss the Company’s strategy and results for the third quarter of 2017. Interested parties are invited to listen in by dialing 1-888-317-6016. The conference call will be simultaneously webcast at http://services.choruscall.com/links/ffic171101.html and archived through 5:00 PM (ET) on December 31, 2017.

Conference Call Details

Dial-in for Live Call: 1-888-317-6016
Webcast: http://services.choruscall.com/links/ffic171101.html

Dial-in for Replay: 1-877-344-7529
Replay AccessCode:  10112013

Flushing Financial Corporation (Nasdaq:FFIC) is the holding company for Flushing Bank®, a New York State-chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, professionals, corporate clients, and public entities by offering a full complement of deposit, loan, and cash management services through its 19 banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. As a leader in real estate lending, the Bank’s experienced lending team creates mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. The Bank also operates an online banking division, iGObanking.com®, which offers competitively priced deposit products to consumers nationwide. Additional information on Flushing Bank and Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingbank.com.

CONTACT:

Susan K. Cullen
Senior Executive Vice President and
Chief Financial Officer
Flushing Financial Corporation
(718) 961-5400